                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                     AVIRON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
           _____________________________________________________________________

       (2) Aggregate number of securities to which transaction applies:
           _____________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________

       (4) Proposed maximum aggregate value of transaction:
           _____________________________________________________________________

       (5) Total fee paid:
           _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
           _____________________________________________________________________

       (2) Form, Schedule or Registration Statement No.:
           _____________________________________________________________________

       (3) Filing Party:
           _____________________________________________________________________

       (4) Date Filed:
           _____________________________________________________________________

                                     AVIRON
                            297 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2001

To the Stockholders of AVIRON:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVIRON, a Delaware corporation, will be held on Thursday, June 14, 2001 at 8:00 a.m. local time at our principal executive offices at 297 North Bernardo Avenue, Mountain View, CA 94043 for the following purposes:

               1. To elect three directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected;

               2. To ratify the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2001; and

               3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 18, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                    By Order of the Board of Directors


                                    /s/ Charlene A. Friedman
                                    Charlene A. Friedman
                                    Secretary

Mountain View, California
May 3, 2001

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                     AVIRON
                            297 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 14, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Aviron, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2001 at 8:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal executive offices at 297 North Bernardo Avenue, Mountain View, CA 94043. We intend to mail this proxy statement and accompanying proxy card on or about May 3, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or, at our request, by Georgeson Shareholder. No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson Shareholder will be paid its customary fee, estimated to be about $6,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of common stock at the close of business on April 18, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 18, 2001, we had outstanding and entitled to vote 30,591,904 shares of common stock.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

HOW TO VOTE

        Registered voters can vote their shares as follows:

        1. By placing a toll-free telephone call from the United States or Canada;

        2.      On the Internet; or

        3.      By mailing their signed proxy card.

        In order for your votes to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return the Proxy card, in order that, in either case, your vote is received no later than 5:00 p.m. EDT on June 13, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.



REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive offices at 297 North Bernardo Avenue, Mountain View, CA 94043 a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        Pursuant to Rule 14a-8 of the Securities and Exchange Commission, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2002 Annual Meeting is January 3, 2002. Pursuant to our Bylaws, stockholders who wish to bring matters or propose nominees for director at our 2002 Annual Meeting must provide specified information to us between March 16, 2002 and April 15, 2002. Stockholders also are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        Our Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of seven members; the authorized number of directors is eight. In accordance with our Bylaws, the Board of Directors intends to fill the vacancy in the near future. There are three directors in the class whose term of office expires in 2001, of whom all are standing for re-election. The nominees for election to this class, C. Boyd Clarke, Wayne T. Hockmeyer, Ph.D. and Bernard Roizman, Sc.D., currently are members of our Board of Directors. Mr. Clarke is the President and Chief Executive Officer of the Company. He has been a director since December 1999 and Chairman since January 2001. Dr. Hockmeyer was appointed to the Board in March 2000. Dr. Roizman previously was elected by the stockholders. If elected at the Annual Meeting, Mr. Clarke and Drs. Hockmeyer and Roizman would serve until the 2004 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Mr. Clarke and Drs. Hockmeyer and Roizman have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.

        Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

        C. BOYD CLARKE, age 52, has been our President and Chief Executive Officer since December 1999. He has been a director since December 1999 and our Chairman since January 2001. From 1998 until joining us, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., a biotechnology company. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first president of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke has a B.S. in Biochemistry, and an M.A. in History from the University of Calgary.

        WAYNE T. HOCKMEYER, PH.D., age 56, became a member of our Board of Directors in March 2000. Dr. Hockmeyer founded MedImmune, Inc., a biotechnology company, in April 1988 as President and Chief Executive Officer and was elected to serve on its board of directors in May 1988. He became Chairman of the board of directors of MedImmune, Inc. in May 1993. Dr. Hockmeyer relinquished his position as Chief Executive Officer of MedImmune, Inc. in October 2000 and currently serves as its Chairman. Prior to founding MedImmune, Inc., Dr. Hockmeyer served as a commissioned officer in the United States Army from 1966 to 1986. From 1980 to 1986 he was Chairman of the Department of Immunology at the Walter Reed Army Institute of Research. In 1986, Dr. Hockmeyer joined Praxis Biologics, Inc. as Vice President of Research and Development, and was there until founding MedImmune, Inc. in 1988. Dr. Hockmeyer is a member of the Maryland Economic Development Commission and the Maryland Technology Development Corporation. He is a member of the board of directors of Digene Corporation, Intermune Pharmaceuticals, Inc., GenVec, Inc. and Advanced Pharma, Inc. Dr. Hockmeyer also is a member of the board of directors of the Biotechnology Industry Organization and the Technology Council of Maryland, a member of the Board of Visitors of the University of Maryland Biotechnology Institute and the Board of Advisors of the Institute of Human Virology. Dr. Hockmeyer received a B.S. degree from Purdue University and a Ph.D. from the University of Florida.

        BERNARD ROIZMAN, SC.D., age 72, has been a member of our Board of Directors since 1992. Dr. Roizman has been the Joseph Regenstein Distinguished Service Professor of Virology at the University of Chicago since 1984. He holds B.A. and M.S. degrees from Temple University and an Sc.D. from The Johns Hopkins University. Dr. Roizman is also a member of our Scientific Advisory Board.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF THE NAMED NOMINEES



DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

        DENNIS M. FENTON, PH.D., age 49, became a member of our Board of Directors in March 2000. In February 2000 Dr. Fenton was appointed Executive Vice President of Amgen, a biotechnology company. From January 1995 to February 2000, Dr. Fenton served as Senior Vice President, Operations of Amgen. From August 1992 to January 1995, Dr. Fenton served as Senior Vice President, Sales and Marketing of Amgen. Dr. Fenton served as Amgen's Vice President, Process Development, Facilities and Manufacturing Services, from 1991 to 1992. Dr. Fenton previously had served as Vice President, Pilot Plant Operations and Clinical Manufacturing, from 1988 to 1991, and as Director, Pilot Plant Operations, from 1985 to 1988. Dr. Fenton received a B.A. from Manhattan College in New York and a Ph.D. in Microbiology from Rutgers University.

        ALAN C. MENDELSON, age 53, has been a member of our Board of Directors since April 2000 and was our Secretary since our inception until April 2000. Mr. Mendelson is a senior partner of Latham & Watkins and has been with the firm since May 2000. Prior to joining Latham & Watkins, Mr. Mendelson was a senior partner at Cooley Godward, LLP, where he had practiced law since 1973. Mr. Mendelson served as Secretary and Acting General Counsel of Amgen, Inc. from April 1990 to April 1991 and as Acting General Counsel of Cadence Design Systems, Inc. from November 1995 to June 1996. Mr. Mendelson serves as the secretary of a number of private and public companies and is a member of the board of directors of Axys Pharmaceuticals, Inc., Valentis, Inc. and US Search.com, Inc. Mr. Mendelson received an A.B. in Political Science from the University of California, Berkeley and a J.D. from Harvard Law School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

        J. LEIGHTON READ, M.D., age 50, founder of Aviron, was our Chairman from 1992 until January 2001, Chief Executive Officer from 1992 until 1999 and Chief Financial Officer from 1992 until 1996. In 1989, he co-founded Affymax N.V. with Dr. Alejandro Zaffaroni, serving initially as its Executive Vice President and Chief Operating Officer and later, from 1990 to 1991, as President of the Pharma Division and as a Managing Director of the parent company. From 1991 to 1993, Dr. Read was a principal with Interhealth Limited, an investment partnership. Prior to 1989, Dr. Read held appointments at the Harvard Medical School and School of Public Health. He has served on the boards of a number of private biotechnology companies and is currently on the board of CV Therapeutics, Inc. and AxyS Pharmaceuticals, Inc., both of which are biotechnology companies. Dr. Read holds a B.S. in Biology and Psychology from Rice University and an M.D. from the University of Texas Health Science Center at San Antonio.

        R. GORDON DOUGLAS, M.D., age 67, became a member of our Board of Directors in August 2000. Dr. Douglas currently serves as a consultant to the Vaccine Research Center at the National Institutes of Health, or NIH. Prior to this role, he served as President of Merck Vaccines from 1991 until 1999. From 1982 to 1990, Dr. Douglas served as Professor of Medicine and Chairman of the Department of Medicine at Cornell University Medical College and Physician-in-Chief at New York Hospital. Between 1970 and 1982, Dr. Douglas held a variety of roles at the University of Rochester School of Medicine. Dr. Douglas is Chairman of the board of directors at VICAL, Inc. and serves on several other boards of directors at biotechnology and non-profit associations focused on infectious diseases, world health, vaccines and pharmaceutical developments. Dr. Douglas holds an A.B. from Princeton University and an M.D. from Cornell University Medical College.



BOARD COMMITTEES AND MEETINGS

        During the year ended December 31, 2000, the Board of Directors held
14 meetings, including regularly scheduled and special meetings. The Board has a standing Audit Committee and a standing Compensation Committee. The Board does not have a standing Nominating Committee.

        The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2000, the Audit Committee was initially composed of three non-employee directors: Mr. Reid Dennis, Mr. Klingenstein and Dr. Roizman. In April 2000 the Board reconstituted the Audit Committee, appointing as members Mr. Reid Dennis, Mr. Klingenstein and Mr. Mendelson. In July 2000, Mr. Dennis resigned from our Board of Directors and the Board appointed Dr. Fenton to the Audit Committee. In April 2001, Mr. Klingenstein resigned from our Board of Directors and Dr. Read was appointed to the Audit Committee. The Audit Committee met four times during 2000.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2000, the Compensation Committee was initially composed of two non-employee directors: Dr. Jane E. Shaw and Mr. Klingenstein. In April 2000, Dr. Shaw resigned from our Board of Directors and the Board appointed Dr. Hockmeyer to the Compensation Committee. In February 2001, Dr. Douglas was appointed to the Compensation Committee. In April 2001, Mr. Klingenstein resigned from our Board of Directors and Dr. Fenton was appointed to the Compensation Committee. The Compensation Committee met three times during 2000.

        During the year ended December 31, 2000, all directors except Mr. Dennis attended 75 percent or more of the aggregate of the meetings of the Board held during the period for which he or she was a director. All committee members except Dr. Roizman attended 75 percent or more of the aggregate of the meetings of the committees on which he or she served, held during the period for which he or she was a committee member.


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Aviron and our stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2001, by:

        - all those known by us to be beneficial owners of more than five percent of our common stock;

        -       each of our current directors and nominees;

        -       each of our executive officers; and

        - all executive officers, current directors and nominees as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 18, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentage of ownership is based on 30,591,904 shares of common stock outstanding on April 18, 2001. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Aviron, 297 North Bernardo Avenue, Mountain View, CA 94043.

                                                                        BENEFICIAL OWNERSHIP
                                                     -------------------------------------------------------
                                                                                NUMBER OF
                                                                                  SHARES
                                                        SHARES ISSUABLE         (INCLUDING
                                                      PURSUANT TO OPTIONS       NUMBER SHOWN
                                                     EXERCISABLE WITHIN 60       IN FIRST         PERCENTAGE
          BENEFICIAL OWNER                           DAYS OF APRIL 18, 2001       COLUMN)          OF TOTAL
          ----------------                           ----------------------     ------------      ----------
        5% STOCKHOLDER
        Biotech Invest, S.A.(1) ....................                 --          3,105,286          10.15%

        DIRECTORS AND EXECUTIVE OFFICERS
        C. Boyd Clarke .............................            174,034            179,999            *
        Edward J. Arcuri, Ph.D. ....................             67,600             67,600            *
        R. Gordon Douglas, Jr. M.D. ................                 --                 --            *
        Dennis M. Fenton, Ph.D. ....................              6,600              6,600            *
        Charlene A. Friedman .......................             33,060             33,549            *
        Harry B. Greenberg, M.D. ...................                720              6,624            *
        Wayne T. Hockmeyer, Ph.D. ..................              6,600              6,600            *
        Fred Kurland ...............................            118,900            121,031            *
        Alan C. Mendelson ..........................              6,600              9,443            *
        Carol A. Olson (2) .........................            180,440            196,311            *
        Rayasam Prasad .............................             46,960             48,242            *
        J. Leighton Read, M.D.(3) ..................            250,000            545,100           1.78%
        Bernard Roizman, Sc.D. .....................             19,000            194,000            *
        All directors and executive officers as a
          group (13 persons) .......................            910,514          1,415,099           4.63%

 * Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.


(1) Biotech Invest, S.A. is located at Swiss Bank Tower Panama 1, Republic of Panama

(2) Includes 500 shares held by Carol A. Olson, custodian for John Gregory Olson (UCAUTMA). Ms. Olson disclaims beneficial ownership of the shares held by the trust.

(3)   Includes 32,000 shares owned by the minor children of Dr. Read.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Aviron. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with, except for the following reports. All directors except for Dr. Read and Mr. Clarke were granted options effective December 31, 2000. However, because the directors granted options did not receive their grant documents until March 2001, they filed Forms 5 in respect of the grants in April 2001. Also, Ms. Olson filed a late report with respect to an option granted to her in February 2000.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

        Since June 1998, each of our non-employee directors has received cash compensation for their services, in addition to being eligible for reimbursement for their expenses incurred in connection with attendance at Board and Committee meetings in accordance with our policy. In March 2000, the Board approved increases in the cash compensation paid to each non-employee director. The retainer was increased from $1,000 per month to $1,250 per month. Compensation paid for each Board meeting attended was increased from $500 to $2,500. Compensation for each Committee meeting attended was increased from $300 to $500. In addition, a non-employee director who participates in a Board or Committee meeting telephonically shall receive compensation in the amount of 50 percent of the applicable meeting fee provided the Board or Committee meeting lasts at least 30 minutes. Should a Committee meeting fall on the same date as a Board meeting, such non-employee director shall receive only the Board meeting attendance stipend of $2,500.

        Each of our non-employee directors also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan. The maximum number of shares of common stock that may be issued pursuant to options granted under the Directors' Plan is 350,000. The Directors' Plan is administered by the Board of Directors, unless the Board delegates administration to a Committee comprised of not less than two members of the Board.

        During fiscal year 2000, we granted annual options under the Directors' Plan covering 10,000 shares to both of Mr. Klingenstein and Dr. Roizman, 8,384 shares to both of Drs. Fenton and Hockmeyer, 6,849 shares to Mr. Mendelson and 3,562 shares to Dr. Douglas, all at an exercise price per share of $66.8125, the fair market value of such common stock on the date of grant. The number of shares granted were based on the length of the period in 2000 during which each was a non-employee director. Also during the last fiscal year, we granted initial grants of options covering 20,000 shares to each of Dr. Douglas, Dr. Fenton, Dr. Hockmeyer and Mr. Mendelson. The exercise price per share was the fair market value of such common stock on the date of each grant: $40.5625 for both of Drs. Fenton and Hockmeyer; $24.25 for Mr. Mendelson; and $41.9375 for Dr. Douglas. As of March 31, 2001, options for an aggregate of 6,990 shares of our common stock have been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998, compensation awarded or paid to, or earned by, our Chief Executive Officer and for each of our four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                                                 LONG-TERM
                                                                                                                COMPENSATION
                                                                                                                   AWARDS
                                                                          ANNUAL COMPENSATION              ------------------------
                                                            --------------------------------------------   SECURITIES
                                                                                            OTHER ANNUAL   UNDERLYING   ALL OTHER
      NAME AND PRINCIPAL POSITION                            YEAR     SALARY     BONUS (1) COMPENSATION(2)  OPTIONS    COMPENSATION
      ---------------------------                           ------   --------    --------  --------------  ----------  ------------
       C. Boyd Clarke ...................................    2000    $340,000    $450,000    $    966             --    $142,930(3)
         Chairman, President and Chief Executive Officer     1999      24,628          --          --        600,000       5,025(4)
                                                             1998          --          --          --             --          --
       Edward J. Arcuri, Ph.D. ..........................    2000     247,856     112,500         773        125,000
         Senior Vice President, Operations                   1999     111,916      10,000          --             --          --
                                                             1998          --          --          --             --          --
       Harry B. Greenberg, M.D. .........................    2000      56,817      26,676          --        225,000      75,000(5)
         Senior Vice President, Research and                 1999          --          --          --             --          --
         Development, and Chief Scientific Officer           1998          --          --          --             --          --

       Fred Kurland .....................................    2000     252,350     100,960       1,233         75,000
         Senior Vice President and Chief Financial           1999     245,000      20,000       1,032         30,000
         Officer                                             1998     223,955      25,000         283        100,000

       Carol A. Olson ...................................    2000     257,500     115,875         521         75,000
         Senior Vice President, Commercial                   1999     250,000      20,000         354         60,000
         Development                                         1998     143,013      40,000          93        166,617

----------

(1) Represents amounts paid in subsequent year relating to performance during the stated year.

(2) Represents amounts paid for group term life insurance.

(3) Represents payments for Mr. Clarke's expenses in relocating to California. In addition, Mr. Clarke received an interest-free secured loan of $500,000 for purchase of a home in California.

(4) Represents payment of a housing allowance in the amount of $5,025.

(5) Represents a bonus paid to Dr. Greenberg at the time of commencement of his employment.


                        STOCK OPTION GRANTS AND EXERCISES

        The following tables show for the fiscal year ended December 31, 2000, information regarding options granted to, and held at year end by the executive officers listed in the "Summary Compensation Table" above.

                              OPTION GRANTS IN 2000

        The exercise price of each option was equal to the fair value of our common stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

        The potential realizable value is calculated based on the 10 year term of the option at the time of grant. Stock price appreciation of 5 percent and 10 percent is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5 percent and 10 percent appreciation are calculated by:

        - multiplying the number of shares of common stock subject to a given option by the exercise price per share;

        - assuming that the aggregate stock value derived from that calculation compounds at the annual 5 percent or 10 percent rate shown in the table until the expiration of the options; and

        - subtracting from that result the aggregate option exercise price.

The shares listed in the following table under "Number of Securities Underlying Options Granted" are subject to vesting. Some of the stock options listed in the table (other than the option held by Dr. Greenberg) vest and become exercisable ratably over 50 months and some, granted in 2000, vest upon achievement of milestones relating to performance goals for FluMist, our investigational intranasal influenza vaccine. A portion of the options vested and became exercisable upon the acceptance for review by the FDA of our BLA submission for FluMist on December 28, 2000. Another portion of the options will vest and become exercisable at the earlier of the approval of FluMist for marketing in the United States, or five years from the date of grant. Other options will become exercisable when FluMist is approved for marketing in the United States, but only if this event occurs in 2001; otherwise these options will be canceled. The option for 225,000 shares held by Dr. Greenberg will vest and become exercisable with respect to 42,000 shares on September 8, 2001, 3,500 shares each month for 38 months thereafter, and 50,000 shares upon the first to occur of (1) the date on which FluMist is approved for marketing in the United States and (2) September 8, 2005.

        Each of the options has a 10 year term, subject to earlier termination if the optionee's service with us ceases. Upon termination of employment following a change of control, the options may vest and become immediately exercisable. Mr. Clarke's options were granted outside our 1996 Equity Incentive Plan. See the section below entitled "Employment Agreements and Change in Control Arrangements" for a description of our agreements with Mr. Clarke and Dr. Greenberg concerning stock options that have been granted to them.

        Percentages shown under "Percent of Total Options Granted in 2000" are based on 2,974,654 options granted to our employees during 2000.


                                                                                                       POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                          -------------------------------------------------------        ANNUAL RATES OF
                                          NUMBER OF                                                         STOCK PRICE
                                          SECURITIES      PERCENT OF                                      APPRECIATION FOR
                                          UNDERLYING     TOTAL OPTIONS                                      OPTION TERM
                                           OPTIONS        GRANTED IN     EXERCISE       EXPIRATION   --------------------------
        NAME                               GRANTED           2000         PRICE            DATE          5%             10%
        ----                              ----------     -------------   ---------      ----------   -----------    -----------
        C. Boyd Clarke ............              0               0              --             --             --             --
        Edward J. Arcuri, Ph.D. ...         45,000            1.51%      $  24.000       02/09/10    $   752,502    $ 1,837,957
                                            80,000            2.69%         24.250       04/26/10      1,146,747      2,975,136
        Harry B. Greenberg, M.D. ..        225,000            7.56%         41.875       09/08/10      6,566,708     16,037,304
        Fred Kurland ..............         75,000            2.52%         24.000       02/09/10      1,254,170      3,063,262
        Carol A. Olson ............         75,000            2.52%         24.000       02/09/10      1,254,170      3,063,262


       AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

        The following table contains the aggregate number of shares of common stock underlying options stock options exercised in the 2000 fiscal year and the number of shares underlying stock options held by each named executive officer as of December 31, 2000. Amounts shown under the column "Value Realized" represent the difference between the market price of the common stock on the exercises date and the option exercise price multiplied by the number of shares acquired upon exercise. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2000" are based on the closing price of our common stock ($66.8125) on December 29, 2000, as reported on the Nasdaq Stock Market, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

                                                                   NUMBER OF SECURITIES
                                  SHARES                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                ACQUIRED ON      VALUE                 OPTIONS AT                 IN-THE-MONEY OPTIONS
                                EXERCISE (#)    REALIZED           DECEMBER 31, 2000              AT DECEMBER 31, 2000
                                ------------  -----------      ----------------------------   -----------------------------
NAME                                                           EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                                                           -----------    -------------   ------------    -------------
C. Boyd Clarke ............         5,965     $   276,657         114,034         480,001     $ 5,708,542     $24,028,849
Edward J. Arcuri, Ph.D. ...            --              --          45,600         154,400       1,938,968       6,570,216
Harry B. Greenberg, M.D. ..            --              --             720         225,000          47,322       5,610,375
Fred Kurland ..............            --              --         103,900         101,100       4,393,733       4,303,565
Carol A. Olson ............        10,857         436,204         157,940         143,600       6,673,254       6,172,496

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        In December 1999, we entered into an Executive Severance Benefits Agreement with Mr. Clarke, our President and Chief Executive Officer, providing that, in the event Mr. Clarke is terminated without cause, he will receive one year's salary, bonus, health coverage and continued vesting of his stock options for up to one year. In the event Mr. Clarke is terminated following a change in control of Aviron, he will receive two years' salary, bonus, health coverage, full vesting and immediate exercisability of his stock options and other severance payments.

        In December 1999, we entered into a Non-Officer Chairman Employment Agreement with Dr. Read. The terms of this agreement provided for compensation to be paid to Dr. Read in exchange for his continuing services to us as Chairman of our Board of Directors. This compensation included an annual salary of $300,000, provided that Dr. Read devoted at least 20 hours a week to his position as Chairman. Dr. Read also was eligible for the standard benefits package we offer to our employees and the agreement provided for acceleration of the vesting of all his stock options upon a change in control of Aviron. The term of the agreement was December 6, 1999 through December 31, 2000.

        In April 2000, our Board of Directors adopted management continuity agreements for our executive officers and members of senior management, other than Mr. Clarke. These agreements are intended to provide our executive officers and members of senior management with financial security and sufficient income and encouragement to remain with Aviron through a change of control of the company. If within 18 months of a change of control, the individual's employment is terminated, actually or constructively, the agreements will provide: (a) for a lump sum salary payment equal to the sum of (1) the individual's base annual salary rate in effect immediately preceding the date of the change of control, and (2) the individual's target bonus for the fiscal year in which the change of control occurs, (b) that all outstanding stock options for the individual will vest and become immediately exercisable, and (c) that the individual will be entitled (but not obligated) to continue health care coverage for one year and at the individual's own expense for an additional six months. If pursuant to a change of control, the acquiring company does not assume or substitute the individual's outstanding stock options, then the vesting and exercisability of such stock options will accelerate.

        In October 2000, we entered into an Executive Severance Benefits Agreement with Dr. Greenberg, our Senior Vice President, Research and Development, and Chief Scientific Officer, providing that, in the event Dr. Greenberg is terminated without cause, he will receive six months' salary, bonus, health coverage and continued vesting of his stock options for up to six months. In the event Dr. Greenberg is terminated following a change in control of Aviron, he will receive one year's salary, bonus, health coverage and full vesting and immediate exercisability of his stock options.

        "Change of Control" under the management continuity agreements and the agreements with Dr. Greenberg and Mr. Clarke means:

        -       a dissolution or liquidation of Aviron;

        - a sale, lease or other disposition of all or substantially all of our assets;

        - a merger or consolidation in which beneficial ownership of the surviving entity or its parent ceases to be represented by securities of Aviron representing at least sixty percent (60%) of the total voting power of Aviron immediately prior to such transaction;

        - an acquisition by any entity (other than specified affiliated entities) of beneficial ownership, directly or indirectly, of securities of the Company representing at least forty percent (40%) of the combined voting power of the Company's then outstanding securities; or

        - incumbent directors (including directors whose election or nomination was approved by at least 40% of the incumbent directors) cease to constitute at least 40% of the members of our Board of Directors.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


        The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as Appendix A hereto.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such standards, including Statement on Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures from the independent auditors required by the Independence Standards Board, Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee met four times during 2000. The Company incurred the following fees for services performed by Ernst & Young LLP in fiscal 2000.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal year 2000 by Ernst & Young LLP:

                       DESCRIPTION OF SERVICES                         AMOUNT
                       -----------------------                         ------

       Audit Fees                                                    $ 152,000

       Financial Information Systems Design and Implementation
         Fees                                                               --
       All Other Fees
         Audit Related Services                                      $ 281,000
         Non-Audit Related Services                                  $ 133,000
               Subtotal All Other Fees                               $ 414,000

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Paul H. Klingenstein, Audit Committee Member
Dennis M. Fenton, Ph.D., Audit Committee Member
Alan C. Mendelson, Audit Committee Member

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The Board of Directors maintains a Compensation Committee composed of three non-employee directors. The Committee is responsible for establishing our compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

        The goals of the compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

        - We pay competitively with other biotechnology companies with which we compete for talent. To ensure that pay is competitive, we compare our pay practices with these companies and set our pay parameters based on this review.

        - We provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

        Salary. The Committee annually reviews each executive officer's salary. When reviewing salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

        Cash Bonus. We established a bonus plan in January 1998 and the Committee annually reviews each executive officer's bonus, our aggregate bonus pool and the bonus allocations by employee position. Payment of cash bonuses is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer's year-end performance review.

        Equity Incentives. Our equity incentive program consists of the 1996 Equity Incentive Plan, the 1999 Non-Officer Equity Incentive Plan and the 1996 Employee Stock Purchase Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in our employ. In 2000, we granted options which vest based on specific performance-based milestones. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100 percent of fair market value on the date of grant. Executives receive value from these grants only if our common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and our philosophy of significantly linking executive compensation with stockholder interests. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention. The Board granted options to purchase an aggregate of 500,000 shares of our common stock to the executive officers listed in the "Summary Compensation Table" during 2000.

        We established the Employee Stock Purchase Plan both to encourage employees to continue in our employ and to motivate employees through ownership interest in Aviron. Under the Purchase Plan, employees, including officers, may have up to 15 percent of their earnings withheld for purchases of common stock on certain dates specified by the Board. The price of common stock purchased will be equal to 85 percent of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. There were 2 offerings during fiscal 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Clarke's salary during 2000 as President and Chief Executive Officer was $340,000. Following the Committee's review of Aviron's performance against corporate milestones for 2000 and Mr. Clarke's performance during 2000, the Committee awarded Mr. Clarke a 2000 merit bonus of $350,000 and an additional bonus in the amount of $100,000, and increased his salary for 2001 to $450,000. In determining Mr. Clarke's 2001 salary, the Committee took into account (1) the performance of Mr. Clarke and the Company during 2000, (2) the scope of Mr. Clarke's responsibilities, and (3) the Board's confidence in Mr. Clarke to lead the Company towards its corporate milestones for 2001.

FEDERAL TAX CONSIDERATIONS

        Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as "performance-based compensation." The Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of Aviron.

CONCLUSION

        Through the plans described above, a significant portion of our compensation program and Mr. Clarke's compensation are contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.



Wayne T. Hockmeyer, Ph.D., Compensation Committee Member
Paul H. Klingenstein, Compensation Committee Member
R. Gordon Douglas, M.D., Compensation Committee Member

PERFORMANCE MEASUREMENT COMPARISON

        The following graph shows the total stockholder return of an investment of $100 in cash on November 5, 1996 for:

        -       our common stock;

        -       the Nasdaq Stock Market-U.S. Index; and

        -       the Nasdaq Pharmaceutical Index.

All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.




                              [PERFORMANCE GRAPH]




                                                      Cumulative Total Return
                                  --------------------------------------------------------------
                                  11/5/96     12/96      12/97      12/98      12/99      12/00
AVIRON                             100.00     93.75      339.06     323.44     197.66     835.16
NASDAQ STOCK MARKET (U.S.)         100.00     106.11     129.96     183.27     340.61     204.98
NASDAQ PHARMACEUTICAL              100.00     101.49     104.88     133.51     250.94     312.13


This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have entered into indemnity agreements with our executive officers and directors and members of senior management which provide, among other things, that we will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Aviron, and otherwise to the full extent permitted under Delaware law and our Bylaws.

        On January 13, 2000, we entered into a loan agreement with Mr. Clarke for an interest-free secured loan of $500,000 to assist him in purchasing a home in California. The loan is repayable over five years and as of April 18, 2001, the amount outstanding was $500,000.

        On October 12, 2000, we sold 450,000 shares of our common stock in a private transaction to Biotech Invest, S.A., an entity that holds of record or beneficially more than 5% of our common stock, at a price of $48.00 per share for proceeds of $21.6 million. On April 9, 2001, we filed a registration statement registering the offer and resale of those shares by Biotech Invest, S.A.

        Alan Mendelson, a member of our Board of Directors, is a senior partner of the law firm Latham & Watkins, which firm has provided us with general legal representation since November 2000.

                                  OTHER MATTERS

        We hereby incorporate by reference into this Proxy Statement "Item 10:
Directors and Executive Officers of the Registrant" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000. This Annual Report on Form 10-K is available without charge upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, to: Investor Relations, Aviron, 297 North Bernardo Avenue, Mountain View, CA 94043, (650) 919-6501.

        As of the date hereof, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    /s/ Charlene A. Friedman
                                    Charlene A. Friedman
                                    Secretary

May 3, 2001

        REPORT TO THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AVIRON, 297 NORTH BERNARDO AVENUE, MOUNTAIN VIEW, CA 94043.

                                    EXHIBIT A


                                     AVIRON

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


ORGANIZATION

        This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee), and at least one member shall have accounting or related financing management expertise.


STATEMENT OF POLICY

        The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function (if any), the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors (if any) and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.


        The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.


        - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

        - The committee shall discuss with the internal auditors (if any) and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors (if any), and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further the committee shall meet separately with the internal auditors (if any) and the independent auditors, with and without management present, to discuss the results of their examinations.

        - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

        - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you are voting by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope. If you are voting by means of a toll-free telephone call or via the internet, the foregoing instruction does not apply to you.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Aviron



                                     PROXY

                                     AVIRON

                           297 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints C. Boyd Clarke and Fred Kurland, and each of them, attorneys and proxies, each with full power of substitution, and hereby authorizes them to represent and to vote on behalf of the undersigned, as designated on the reverse side, all shares of common stock of Aviron (the "Company") which the undersigned is entitled in any capacity to vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2001 at 8:00 a.m., local time, at the Company's offices at 297 North Bernardo Avenue, Mountain View, California 94043, and any adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

---------------                                                  ---------------
| SEE REVERSE |                                                  | SEE REVERSE |
|     SIDE    |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |     SIDE    |
---------------                                                  ---------------

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website http://www.eproxyvote.com/avir

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/avir anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

  IMPORTANT - SUBMIT YOUR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER THAN
                        5:00 P.M. EDT ON JUNE 13, 2001.


     Please mark
[X]  votes as in
     this example.

1.   Election of three Directors.

     Nominees: (01) C. Boyd Clarke, (02) Wayne T. Hockmeyer, Ph.D. and
               (03) Bernard Roizman, Sc.D.

                         FOR       WITHHELD
                         [ ]          [ ]

[ ]  ___________________________
     For all nominees except as
     noted above

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

                         FOR       AGAINST       ABSTAIN
                         [ ]         [ ]           [ ]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


 MARK HERE
FOR ADDRESS [ ]
CHANGE AND
NOTE BELOW


Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: ________________ Date ______ Signature: ________________ Date _______

                                  DETACH HERE
[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. Election of three Directors.

   Nominees: (01) C. Boyd Clarke, (02) Wayne T. Hockmeyer, Ph.D and
             (03) Bernard Roizman, Sc.D.

                        FOR         WITHHELD
                        [ ]           [ ]

   [ ]_______________________________________                     MARK HERE  [ ]
       For all nominees except as noted above                    FOR ADDRESS
                                                                 CHANGES AND
                                                                  NOTE BELOW


                                                           FOR  AGAINST  ABSTAIN
2. To ratify the selection of Ernst & Young LLP            [ ]    [ ]      [ ]
   as independent auditors of the Company for the fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjustment or postponement thereof.


                 Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_________________ Date:______  Signature:_________________ Date:______